Apollo Gold Corporation: Black Fox Gold Project

Model Services Agreement - Direct Agreement

Apollo Gold Corporation

GBM Minerals Engineering Consultants Limited

RMB Resources Inc.

Freehills

QV.1 Building 250 St Georges Terrace Perth WA 6000 Australia
GPO Box U1942 Perth WA 6845 Australia

Telephone +61 8 9211 7777 Facsimile +61 8 9211 7878
www.freehills.com DX 104 Perth

Sydney Melbourne Perth Brisbane Singapore

Correspondent offices in Hanoi Ho Chi Minh City Jakarta

david.walton@freehills.com

Contents

Table of contents

The agreement

Model Services Agreement – Direct Agreement

Date ► 5 February, 2009

Between the parties

Borrower	**Apollo Gold Corporation** of 5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado 80111-3220, United States of America **(APG)**
Contractor	**GBM Minerals Engineering Consultants Limited** of Regal House, 70 London Road, Twickenham, Middlesex TW1 3QS, England **(GBM)**
Security Agent	**RMB Resources Inc.** of Suite 900, 143 Union Boulevard, Lakewood, Colorado 80228, United States of America **(Security Agent**, and collectively with RMB Holdings Limited, Macquarie Bank Limited and each Beneficiary (as defined in the Security Agent Agreement (as hereinafter defined), for and on behalf of the **Finance Parties)**

Background

1 APG, RMB Australia Holdings Limited, Macquarie Bank Limited (the Financiers under the bridge facility agreement) and the Security Agent (as agent for those Financiers) entered into a bridge facility agreement dated 10 December 2008 for the financing of APG's Black Fox Gold Project located in Ontario, Canada (**Project**).

2 As part of the Project, APG and GBM have entered into the model services agreement on 28 November 2008 as amended, supplemented, modified, extended, renewed, novated, refinanced, restated or replaced from time to time (**Agreement**).

3 APG has granted, or proposes to grant, the Securities in favour of the Security Agent for itself and on behalf of the other Finance Parties, in respect of all or substantially all of its assets, including its right, title and interest in, to and under the Agreement. The Securities have been granted as security for APG's Obligations under the Facility Agreement.

4 The parties have agreed to enter into this agreement to record the agreements between them in relation to the Agreement, the Securities and certain related matters.

The agreement

This agreement witnesses	that in consideration of, among other things, the mutual promises contained in this agreement, the parties agree as set out in the Operative part of this agreement.

Operative part

1 Definitions and interpretation

1.1 Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
Agreement	the agreement described in paragraph 2 of the background to this agreement.
Business Day	a day on which banks are open for general banking business in Denver, Colorado, United States of America, Toronto, Canada, and Sydney, Australia, excluding Saturdays, Sundays and public holidays.
Controller	in relation to a body corporate, any receiver, receiver and manager or any other person (whether or not as agent for that body corporate), which is in possession or has control of that body corporate's property for the purpose of enforcing an Encumbrance.
Default	1 the occurrence of any breach of, or default under, the Agreement by, or in relation to, APG; or 2 the occurrence or non-occurrence of any other event or circumstance, which entitles, or which with the giving of notice, the expiration of time or the satisfaction or non-satisfaction of any condition would entitle, GBM to terminate, rescind or accept repudiation of, or suspend the performance of any of its obligations under, the Agreement.
Encumbrance	1 any mortgage, agreement to secure debt, agreement of trust, lien, pledge, charge, capital lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of that Person or upon the income and profits therefrom, whether that interest is based on the common law, statute or contract; and 2 any arrangement, express or implied, under which any property of that Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Financial Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of that Person.

Term	Meaning
Enforcing Party	the Security Agent or any receiver, agent, attorney or other Controller appointed under any Security or any other person claiming through or under the Security Agent or any other Finance Party as defined under the Facility Agreement (including any person acquiring any rights upon realisation of the security under any Security).
Facility Agreement	1 the bridge facility agreement dated 10 December 2008 between APG, RMB Australia Holdings Limited, Macquarie Bank Limited and the Security Agent; and 2 the project facility agreement to be entered into agreement between APG, Apollo Gold Inc., RMB Australia Holdings Limited, Macquarie Bank Limited and the Security Agent, each as amended, supplemented, modified, extended, renewed, novated, refinanced, restated or replaced from time to time.
Fund	has the same meaning given to it in the Security Agent Agreement.
Officer	1 in relation to each of APG and GBM, a director, secretary, chief executive officer, chief financial officer, president or vice president or a person notified to be an authorised officer of each; or 2 in relation to a Finance Party, a director, secretary or any person whose title includes the word "Director", "Managing Director", "Manager" or "Vice President", and any other person appointed by that Finance Party to act as its authorised officer for the purposes of this agreement.
Person	an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency, division, department, or political subdivision a government.
Power	a right, power, authority, discretion, right of enforcement or remedy.
Securities	1 the General Security Agreement dated 10 December 2008 between the Security Agent and APG; and 2 any other Encumbrance granted by APG in favour of the Security Agent or any other Finance Party which is related, collateral or supplementary to the document described in paragraph 1 above.
Security Agent Agreement	the security agent agreement dated 10 December 2008 between APG, RMB Australia Holdings Limited, Macquarie Bank Limited and the Security Agent.
Tax	any tax, levy, impost, deduction, charge, withholding and duty imposed by, or payable to, any governmental agency or authority (including stamp and transaction duties), together with any related interest,

Term	Meaning
	penalties, fines and expenses in connection with them.
Transferee	is defined in clause 2.5(a).
Undertaking Agreement	is defined in clause 2.5(a)(2).

1.2 Interpretations

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a) words indicating the singular include the plural and vice versa;

(b) words indicating a gender include any gender;

(c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d) an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e) a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j) a reference to a party to any document includes that party's successors and permitted assigns;

(k) a reference to an agreement other than this agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l) a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m) a reference to a document includes any agreement in writing, or any certificate, notice, agreement, instrument or other document of any kind;

(n) no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(o) a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1) which ceases to exist; or

(2) whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

(p) references to time and dates are references to time and dates in Denver, Colorado.

1.3 Business Day

If the day on which any act, matter or thing is to be done under or pursuant to this agreement is not a Business Day, the act, matter or thing may be done on the preceding Business Day.

1.4 Liability

(a) The obligations and liabilities of each of APG, GBM and the Security Agent under this agreement are several obligations and liabilities.

(b) For the avoidance of doubt this clause 1.4 does not affect obligations and liabilities which arise or have arisen under the Agreement between the parties to the Agreement.

1.5 Security Agent's limitation of liability protection

(a) Limitation of liability

(1) The Security Agent enters into this agreement only in its capacity as security agent under the Security Agent Agreement and in no other capacity.

(2) A liability arising under or in connection with this agreement (whether that liability arises under a specific provision of this agreement, for breach of contract or otherwise) can be enforced against the Security Agent only to the extent to which it can be satisfied out of property of the Fund out of which the Security Agent is actually indemnified for the liability.

(3) The limitation of the Security Agent's liability under this clause 1.5 applies despite any other provision of this agreement (other than clause 1.5(c)) and extends to all liabilities and obligations of the Security Agent in relation to any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

(b) No action against the Security Agent personally

The parties may not:

(1) sue the Security Agent personally;

(2) seek the appointment of a liquidator, administrator, receiver or similar person to the Security Agent; or

(3) prove in any liquidation, administration or arrangement of or affecting the Security Agent.

(c) Exception

The provisions of this clause 1.5 will not apply to any obligation or liability of the Security Agent to the extent that it is not satisfied because there is a reduction in the extent, or an

extinguishment, of the Security Agent's indemnification out of the assets of the Fund, as a result of the Security Agent's fraud, gross negligence or breach of trust.

2 Consents, representations, warranties and covenants

2.1 Consents, representations and warranties by GBM

GBM:

(a) consents to the creation and execution by APG of the Securities;

(b) acknowledges that the creation and execution of the Securities by APG does not constitute a Default;

(c) agrees that nothing further is required beyond the terms of this agreement in relation to the application of:

(1) clause 1.6 of the Agreement; and

(2) any other provision of any agreement (including the Agreement) to which GBM is a party under which APG is required to obtain the consent of, or enter into any document with, GBM,

in relation to the granting by APG of the Securities in respect of any of APG's assets; and

(d) represents and warrants in favour of the Security Agent that:

(1) the Agreement has not been terminated, abandoned, suspended or rescinded;

(2) it has full, complete and valid power and authority to enter into this agreement and to perform its obligations under this agreement; and

(3) the execution, delivery and performance by it of this agreement does not and will not violate its constitution.

2.2 Representations and warranties by APG

APG represents and warrants in favour of the Security Agent that:

(a) the Agreement has not been terminated, abandoned, suspended or rescinded;

(b) it has full, complete and valid power and authority to enter into this agreement and to perform its obligations under this agreement; and

(c) the execution, delivery and performance by it of this agreement does not and will not violate its constitution.

2.3 Defaults

GBM agrees with the Security Agent that:

(a) if a Default occurs, GBM will not exercise any right to terminate or rescind the Agreement or to suspend performance of its obligations under the Agreement, or exercise any other Power which arises consequent upon the occurrence of that Default under the Agreement or otherwise (excluding the service of a demand or other notice on APG) unless it has first given not less than 20 Business Days written notice of that Default to the Security Agent;

(b) if GBM gives notice to the Security Agent under clause 2.3(a), the Security Agent may (but is not obliged to) remedy that Default within the period set out in clause 2.3(a) or as otherwise agreed with GBM; and

(c) if the Security Agent does remedy that Default within the period set out in clause 2.3(a) or as otherwise agreed with GBM, GBM will withdraw the Default notice and continue with the performance of its obligations under the Agreement.

2.4 Exercise of a Power by the Security Agent

GBM agrees with the Security Agent that:

(a) the exercise by the Security Agent of a Power under the Securities does not of itself constitute a Default;

(b) the exercise by the Security Agent of a Power under the Securities does not of itself excuse or otherwise relieve GBM from duly performing its obligations under the Agreement;

(c) if the Security Agent exercises a Power under the Securities in respect of, or which otherwise affect, the Agreement, then, so long as the Security Agent agrees to comply with the terms and conditions of the Agreement, GBM must recognise and deal with the Security Agent, as the case requires, under the Agreement in the same manner as it dealt with APG under the Agreement; and

(d) the Security Agent will not be personally liable or taken to have personally assumed liability for, any obligation of APG under the Agreement by reason only of the exercise of any Powers or the performance of any of APG's obligations under the Agreement or any Security.

2.5 Assignment of APG's rights under the Agreement

(a) GBM agrees with the Security Agent that the Security Agent may, in exercising its Powers under a Security, assign, novate, transfer or otherwise dispose of all or part of APG's rights and obligations under the Agreement to any person (**Transferee**), if the Transferee:

(1) is financially capable of performing APG's obligations under the Agreement; and

(2) first enters into an undertaking agreement with GBM under which the Transferee agrees to be bound by the terms of the Agreement as if it were named in the place of APG in the Agreement (**Undertaking Agreement**).

(b) GBM agrees with the Security Agent that it will assist the Security Agent, including by executing the Undertaking Agreement and any other documents as may be necessary, to ensure that all rights and obligations referred to in clause 2.5(a) intended to be assigned, novated, transferred or otherwise disposed of are so assigned, novated, transferred or otherwise disposed of (as applicable).

2.6 Copies of notices

Without limiting clause 2.3 of this agreement, GBM must provide to the Security Agent a copy of any notice, statement or other document which it gives to APG under clauses 1.6, 4.5 and 4.6.3 of the Agreement at the same time as it gives the notice, statement or other document to APG, and in any event within 3 Business Days after it gives the notice, statement or other document to APG.

2.7 General provisions regarding the Agreement

(a) APG must not without the prior written consent of the Security Agent:

(1) amend or vary, or agree to an amendment or variation of;

(2) terminate, rescind or discharge (except by performance);

(3) grant any waiver, time or indulgence in respect of any obligation under;

(4) do or omit to do anything which may adversely affect the provisions or operation of; or

(5) do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 2.7(a)(1) to (4) in respect of,

the Agreement.

(b) Any amendment, variation, termination, rescission or discharge (except by performance) of, or waiver of any obligation under, the Agreement made other than in accordance with this clause 2.7 will be ineffective.

3 Tax, costs and expenses

3.1 Tax

APG must pay any Tax in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of this agreement.

3.2 Costs and expenses

APG must pay all of the Security Agent's costs and expenses in relation to the negotiation, preparation, execution, delivery, stamping, completion, variation and discharge of this agreement or any other agreement or document described in this agreement.

4 General

4.1 Notices

(a) Any notice or other communication including a request, demand, consent or approval, to or by a party to this agreement:

(1) must be in legible writing and in English addressed as follows:

(A) if to the Security Agent:

Address: 143 Union Boulevard, Suite 900, Lakewood,
COLORADO 80228 USA

Attention: Rick Winters

Facsimile: (303) 986 5136

(B) if to APG:

Address: 5655 South Yosemite Street, Suite 200
Greenwood Village
COLORADO 8011-3220 USA

Attention: R. David Russell

Facsimile: +1 720 482 0957

(C) if to GBM:

Address: 70 London Road

Twickenham, Middlesex
TW1 3QS, ENGLAND

Attention:	Mike Short
Facsimile:	+44 20 8607 9777

or as specified to the sender by a party by notice;

(2) must be signed by an Officer or under the common seal of the sender;

(3) is regarded as being given by the sender and received by the addressee:

(A) if by delivery in person, when delivered to the addressee;

(B) if by post, 2 Business Days, if posted within a country, or 10 Business Days, if posted from one country to another, from and including the date of postage; or

(C) if by facsimile transmission, when received by the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee's time) it is regarded as received at 9.00am on the following Business Day; and

(4) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 4.1(a) and informs the sender that it is not legible.

(c) In clause 4.1(a)(3)(A), a reference to an addressee includes a reference to an addressee's Officers, agents or employees or any person reasonably believed by the sender to be an Officer, agent or employee of the addressee.

4.2 Governing law

(a) This agreement is governed by the laws of England and Wales.

(b) Each party irrevocably and unconditionally:

(1) submits and accepts the non-exclusive jurisdiction of the courts of England and Wales; and

(2) waives any objection to the venue of any legal process commenced in the courts of England and Wales on the basis that the process has been brought in an inconvenient forum.

4.3 Assignment

(a) Except to the extent allowed under the Agreement, GBM must not deal with, sell, assign, transfer, novate or otherwise dispose of, or create or allow to exist any Encumbrance over, any of its rights or obligations under this agreement or the Agreement without the Security Agent's prior written consent, which consent is not to be unreasonably withheld or delayed.

(b) The Security Agent may not assign or novate any of its rights or obligations under the Agreement and the Securities without the consent of GBM, which consent is not to be unreasonably withheld or delayed.

4.4 Waiver and variation

(a) Waiver of a Power arising under, or of a provision of, this agreement (including this clause) must be in writing and signed by the party granting the waiver.

(b) A failure or delay in exercise, or partial exercise, of a Power under this agreement does not operate as a waiver of that Power or preclude another or further exercise of that or another Power.

(c) A variation of a term of this agreement must be in writing and signed by the parties.

4.5 Counterparts

This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

4.6 Whole agreement

This agreement represents the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all negotiations and prior agreements in relation to that subject matter.

4.7 Attorneys

Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation of the power of attorney under the authority of which the attorney executes this agreement.

Signing page

Executed as a agreement

Signed for
Apollo Gold Corporation
By its authorised signatory

By: [signature]
Authorised Signatory

print name M. WILLIAMS

title C.F.O.

Signed for
GBM Minerals Engineering Consultants Limited
by

sign here ► [signature]
Director / Company Secretary

print name MICHAEL SHORT

in the presence of

sign here ► [signature]
Witness

print name ANGUS WILKINSON

Signed for
RMB Resources Inc.
By its authorised officer

By: [signature]
Authorised Officer

print name Richard A Winters

title President